EXHIBIT 10.4

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the “First Amendment”), dated April 2, 2012 by and between the OHIO WATER DEVELOPMENT AUTHORITY (the “Issuer”) and FIRSTENERGY NUCLEAR GENERATION CORP. (the “Company”), to the Waste Water Facilities and Solid Waste Facilities Loan Agreement, dated as of December 1, 2006, entered into by the Issuer and the Company in connection with the issuance by the Issuer of $135,550,000 State of Ohio Pollution Control Revenue Refunding Bonds Series 2006-B (FirstEnergy Nuclear Generation Corp. Project) (the “Agreement”), with capitalized terms used herein and not otherwise defined herein having the meanings ascribed to such terms in the Agreement;

W I T N E S S E T H :

WHEREAS, the Issuer has issued $135,550,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2006-B (FirstEnergy Nuclear Generation Corp. Project) (the “Bonds”) pursuant to Chapters 6121 and 6123 of the Ohio Revised Code and a Trust Indenture dated as of December 1, 2006 between the Issuer and the trustee thereunder (the “Trustee”), currently The Bank of New York Mellon Trust Company, N.A. (the “Original Indenture”), for the purpose of assisting the Company in the refinancing of a portion of the cost of the acquiring, constructing and installing certain facilities comprising “waste water facilities” and “solid waste facilities” as defined in Sections 6121.01 and 6123.01 of the Ohio Revised Code; and
WHEREAS, the Company has determined that it is in its best interests to pursue converting from an Ohio corporation to an Ohio limited liability company (the “LLC Conversion”); and
WHEREAS, Section 6.5 of the Agreement provides that the Issuer and the Company may enter into, and the Trustee may consent to, amendments and supplements to the Agreement in any respect in connection with any mandatory purchase of all of the Bonds pursuant to Section 5.01(b) of the Original Indenture provided that such amendment shall not be effective until after such mandatory purchase or purchase in lieu of redemption and the payment of the purchase price in connection therewith; and
WHEREAS, the Company has directed that the Bonds be converted from a Daily Rate to a Weekly Rate on April 2, 2012, and in connection therewith the Bonds will be subject to mandatory purchase on

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EXHIBIT 10.4

such date; and
WHEREAS, consistent with the foregoing, and pursuant to the requirements of Section 15.03 of the Original Indenture, the Issuer and the Company have determined to amend the Agreement by removing references to maintaining its “corporate” existence, such amendment to be effective upon mandatory purchase of the Bonds on April 2, 2012 and payment of the purchase price in connection therewith; and
WHEREAS, concurrently herewith, the Issuer and the Trustee are entering into a First Supplemental Trust Indenture pursuant to which the Original Indenture will be amended to provide that conversions from the Daily Rate, the Weekly Rate or the Semi-Annual Rate may be made on any Business Day, and to make certain other amendments to the Original Indenture of an administrative nature (including amendments to the Original Indenture to provide for the LLC Conversion); and
WHEREAS, the Trustee has consented to this First Amendment to the Agreement as evidenced below;
NOW, THEREFORE, the Issuer and the Company covenant and agree as follows:
SECTION 1.    Section 5.2 of the Agreement is hereby amended to read as follows:
5.2 Existence. So long as the Bonds are outstanding, the Company will maintain its existence and its qualification to do business in Ohio, except that it may dissolve or otherwise dispose of all or substantially all of its assets and may consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it, if the surviving, resulting or transferee entity, if other than the Company, is solvent, has a net worth at least equal to the net worth of the Company immediately prior to the transaction, and assumes in writing all of the obligations of the Company hereunder and under the Note, and is an entity organized under one of the states of the United States of America and is duly qualified to do business in Ohio.
SECTION 2.    Upon effectuating the conversion from a corporation to a limited liability company, the entity as so organized and as renamed, ipso facto, shall be the Company under the Agreement, as amended by this First Amendment, and the Note, without the execution of an amended promissory note or the filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto.
SECTION 3.    This First Amendment shall be effective upon mandatory purchase of the Bonds, and payment of the purchase price in connection therewith, on April 2, 2012.
SECTION 4.    This First Amendment may be executed in any number of counterparts, each

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of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

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EXHIBIT 10.4

IN WITNESS WHEREOF, the Issuer and the Company have caused this First Amendment to be duly executed and delivered in their respective names, all as of the date hereinbefore written.

OHIO WATER DEVELOPMENT
AUTHORITY

By: /s/ Steve Grossman
Executive Director

FIRSTENERGY NUCLEAR
GENERATION CORP.

By: /s/ Steven R. Staub
Assistant Treasurer

Acknowledged and consented to as of the date set forth above.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By: /s/ Biagio Impala
Vice President